EXHIBIT 21

                     SUBSIDIARIES OF THE REGISTRANT

     1. Starnet USA, Inc., a corporation organized under the Washington Business Corporation Act.

     2. 496926 B.C. Ltd., a corporation organized under the Company Act of the Province of British Columbia.









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